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             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Turtleback Mountain Gold Co., Inc.



We consent to the use of our report dated March 4, 1996 on the financial statements of TURTLEBACK MOUNTAIN GOLD CO., INC. As of
December 31, 1995 and the inclusion of our name under the headings "Selected Financial Data" and "Experts" in the prospectus.

                              /s/ Robert Moe & Associates

                              ROBERT MOE & ASSOCIATES, P.S.
                              305 IBM BUILDING
                              WEST 201 NORTH RIVER DRIVE
                              SPOKANE, WA.   99201


July 15, 1996